SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October __, 2010, by and among Cytomedix, Inc., a Delaware corporation, with headquarters located at 209 Perry Parkway, Suite 7 Gaithersburg, MD 20877 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           The offering and sale of the Securities (as defined below) are being made pursuant to (i) a currently effective shelf registration statement on Form S-3, which has at least $35,000,000 in unallocated securities registered thereunder, including the “base” prospectus contained therein (Registration Number 333-147793) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”), (ii) if applicable, certain “free writing prospectuses” (as the term is defined under Rule 405 of the 1933 Act that have been or will be filed with the SEC and delivered to each Buyer on or prior to the date hereof, and (iii) a prospectus supplement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement” and together with the “base” prospectus, the “Prospectus”) containing certain supplemental information relating to the Securities and the terms of this offering that will be filed with the SEC and delivered to each Buyer (or made available to each Buyer by the filing by the Company of an electronic version thereof with the SEC), along with the Company’s counterpart to this Agreement.

B.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a certain number of shares (the “Shares”) of common stock, par value $.0001 per share, of the Company (the “Common Stock”) and warrants (the “Warrant,” collectively, the “Warrants”) to purchase a certain number of shares of Common Stock in substantially the form attached hereto as Exhibit A, for the Purchase Price (as defined below) set forth opposite such Buyer’s name in columns (3) and (4) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be ____ shares of Common Stock and ____ warrants to purchase ____ shares of Common Stock, and shall collectively be referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and each Buyer hereby agree as follows:

1.            PURCHASE AND SALE OF SECURITIES.

(a)           Purchase of Securities.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) (i) the number of Shares and Warrants as is set forth opposite such Buyer’s name in columns (3) and (4) on the Schedule of Buyers (the “Closing”).  The Closing shall occur on the Closing Date at the offices of the Company or such other mutually agreeable location.

(b)           Purchase Price. The purchase price for each Share to be purchased by each Buyer at the Closing shall be $0.40 (the “Purchase Price”).

(c)           Closing Date. The date and time of the Closing (the “Closing Date”) shall be 11:00 a.m., EST on October __, 2010, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later time or date as is mutually agreed to by the Company and each Buyer). As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)           Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) unless otherwise instructed by the Buyer, the Company shall cause StockTrans, Inc., the Company’s transfer agent (the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers to such Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent SEC system.  The executed Warrant shall be delivered in accordance with the terms thereof.

2.            REPRESENTATIONS AND WARRANTIES OF EACH BUYER.

Each Buyer represents and warrants with respect to only itself that:

(a)           The Buyer is purchasing the Securities for its own account, in the ordinary course of its business and the Buyer has no arrangement with any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, foreign or domestic government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) to participate in the distribution of the Securities.  The Buyer represents that it has received the Registration Statement and the Prospectus prior to or in connection with its receipt of this Agreement.  In connection with its decision to purchase the Securities, the Buyer has relied only upon the Prospectus and the documents incorporated by reference therein, and the representations and warranties of the Company contained herein.

(b)           The Buyer, together with its “affiliates” (as that term is defined under Rule 405 of the 1993 Act), has not, prior to the date of this Agreement, sold, offered to sell, solicited offers to buy, disposed of, loaned, pledged or granted any right with respect to the Securities purchased in the offering.  Such prohibited sales or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities purchased in the offering made by the Prospectus.

(c)           The Buyer shall not issue any press release or make any other public announcement relating to this Agreement unless the Buyer is advised by its counsel that such press release or public announcement is required by law.  The Buyer will timely make all required filings and disclosures relating to the Buyer’s purchase of the Securities as may be required under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if any.

(d)           The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Buyer.  This Agreement has been duly executed by the Buyer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e)           The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the purchase or sale of the Securities constitutes legal, tax or investment advice.  The Buyer has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Securities.

(f)           The Buyer hereby acknowledges that it is acting independently from any other investor in connection with the offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the 1934 Act) with any other investor in connection with the offering.

(g)           The Buyer hereby acknowledges and agrees that the information contained in the Prospectus Supplement is confidential and may constitute material non-public information concerning the Company.  The Buyer agrees not to act on or to disclose or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. The Buyer further acknowledges and agrees that it remains responsible for compliance with any and all U.S. federal and state securities laws, including, without limitation, Regulation FD.  The Buyer understands that the Company will use its best efforts to file a Current Report on Form 8-K no later than the open of business on October 7, 2010 making disclosures of such information as may be required in compliance with the applicable U.S. federal and state securities laws, rules and regulations.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the following representations and warranties to each Buyer:

(a)           Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation, as amended, from time to time, Bylaws, as amended, from time to time, or other organizational or charter documents (the “Organizational Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its shareholders in connection herewith and therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provision of the Organizational Documents, any certificate of designations, preferences and rights of any outstanding series of preferred stock, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, note, debt or other instrument (evidencing a Company debt or otherwise, and including, without limitation, the Sorin Note) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations of the NYSE Amex (the “Principal Market”) that the Common Stock is listed or quoted for trading on the date in question, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration, including, without limitation, from Sorin (collectively, “Consents”) with, any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of the Prospectus Supplement, (ii) the application(s) to the Principal Market for the listing of the Securities for trading thereon, if and as required, and (iv) all filings required pursuant to Section 4(c) hereof.

(e)           Issuance of the Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. The issuance by the Company of the Securities has been registered under the 1933 Act and the Shares are freely transferable and tradable by the Buyers without restriction. The Securities are being issued pursuant to the Registration Statement. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Buyers will have good and marketable title to such Securities.

(f)           Capitalization. The capitalization of the Company is as set forth in the Prospectus and the Prospectus Supplement.  Except as set forth in the Prospectus Supplement, the Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of any stock or securities (including stock options of the Company) convertible into or exercisable or exchangeable for Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the 1934 Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in the Prospectus Supplement or (i) as a result of the purchase and sale of the Securities, (ii) pursuant to the Company’s equity incentive plans and (iii) pursuant to agreements or instruments, filed as exhibits to SEC Reports incorporated by reference into the Prospectus Supplement, as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)           SEC Reports. The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed and/or subsequently amended or restated, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or any such prospectus, including the Prospectus, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing or as subsequently amended or restated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Disclosure. Except for information relating to the transactions contemplated by the Transaction Documents, the Company confirms, covenants and warrants that neither it nor any Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that the Company believes constitutes material, non-public information. Furthermore, the Company shall issue a press release announcing the transaction and issue a Current Report on Form 8-K disclosing the material terms hereof and including this Agreement and the Warrant as exhibits thereto within 48 hours (including any material non-public information relating thereto which has been provided by the Company or any Person acting on its behalf to any of the Buyers or their agents or counsel) of the Agreement’s execution by all parties hereto. The Company understands and confirms that the Buyers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i)           Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(j)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, including without limitation, any breach of or event of default under the Note (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except as set forth in the Prospectus Supplement and for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company and its businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws.

(k)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(l)           Patents and Trademarks. Except as set forth in Schedule 3(l) hereto, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as set forth in Schedule 3(o) hereto, the Company has not received any notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(n)           FDA.  As to each product or product candidate of the Company described in the SEC Reports or other product or product candidate of the Company that is subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar foreign or domestic laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other Person, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of commercial or contract partners, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its commercial or contract partners, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its commercial or contract partners, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company and, to the knowledge of the Company, its commercial or contract partners, have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

4.            COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 4, 5 and 6 of this Agreement.

(b)           Prospectus Supplement. On or before the Closing, the Company shall have delivered the prospectus supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder.

(c)           Listing.  Prior to the Closing Date, the Company shall file and shall employ its best efforts to secure the listing of all of the Securities upon the Principal Market to the extent required, and shall maintain such listing of all shares of Common Stock from time to time issuable under the terms of the Transaction Documents. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d)           Warrant Shares.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof a Purchaser (or holder) provides a notice of exercise with respect to a Warrant to the Company and at such time the Registration Statement (or any subsequent registration statement registering the sale of the Warrant Shares) is not effective or is not otherwise available for the issuance of the Warrant Shares, the Company shall immediately notify such Purchaser (or holder of the Warrants) in writing that such registration statement is not then effective and thereafter shall promptly notify such Purchaser (or holder) when the registration statement is effective again and available for the issuance of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

(e)           Furnishing of Information.  Until the earlier of the time that (i) no Purchaser owns Securities or (ii) the Warrants have terminated or expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will use commercially reasonable efforts to take such further action as any Purchaser (which at such time owns any Shares or Warrants) may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act, including without limitation, within the requirements of the exemption provided by under Rule 144.

(f)           Limitation on Short Sales and Hedging Transactions.  Each Purchaser severally, and not jointly, agrees that beginning on the date of this Agreement and ending on the date such Purchaser no longer owns any Securities that it and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

5.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer shall have executed this Agreement and delivered the same to the Company.

(ii)          Such Buyer shall have delivered to the Company the Purchase Price for the Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)         The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

6.            CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have executed and delivered to such Buyer each of the Transaction Documents.

(ii)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)          The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(iv)           The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus as required thereunder.

7.           TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8.            MISCELLANEOUS.

(a)           Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of the Securities, or, if prior to the Closing Date, those Buyers listed on the Schedule of Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cytomedix, Inc.
209 Perry Parkway, Suite 7
Gaithersburg, MD 20877
Tel: (240) 499-2680
Fax: (240) 499-2690
Attn: Chief Financial Officer

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)           Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CYTOMEDIX, INC.

By:

Name:	Martin Rosendale
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

[NAME OF BUYER]

By:

Name:
Title:

    SCHEDULE OF BUYERS

(1) Name of Buyer Purchasing The Securities	(2) Address, Contact Person, Telephone and Facsimile Number of the Buyer	(3) Number of Common Stock Purchased Hereunder	(4) Number of Warrants Purchased Hereunder	(5) Aggregate Purchase Price

Exhibit A

Form of Warrant